Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Delivers 14% Revenue Growth in Q2, Driving Strong Profitability

Q2 Revenue Exceeds High End of Outlook

All Business Segments Contribute to Consolidated Revenue Growth

Second Quarter 2025 Financial Highlights:

•Net revenue of $317.2 million increased 13.9% year over year
•Adjusted EBITDA was $33.9 million with adjusted EBITDA margin of 10.7%
•Adjusted net income was $18.1 million with adjusted diluted earnings per share of $0.85
•Q3 2025 revenue outlook between $295 million and $315 million versus $278.6 million in year-ago period
•The Board of Directors declared a $0.15 per share cash dividend

CHICAGO, August 4, 2025 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced financial results for its second quarter ended June 30, 2025.

“We had a strong first half in 2025 highlighted by second quarter results that exceeded the high end of our outlook,” said Tom Monahan, CEO of Heidrick & Struggles. “While the macroeconomic environment remains uncertain, our teams are focused on staying close to clients, helping them navigate complexity, and maintaining our position as the most trusted advisor to the C-Suite.

As we enter the second half of the year, we remain laser focused on growing differentiated, deep and durable client relationships by meeting evolving client needs. We have proven that by focusing on what we can control - investing in and growing our bench of world-class professionals to deliver exceptional impact for our clients – we can create value for our shareholders.”

Selected Consolidated Results
(Dollars in millions, except per share amounts, and average revenue per executive search in thousands)

	Three Months Ended June 30,
	2025	2024
Revenue before reimbursements (net revenue)	$317.2	$278.6

Adjusted results (a):
Adjusted EBITDA	$33.9	$28.8
Adjusted EBITDA margin	10.7%	10.3%
Adjusted net income	$18.1	$14.1
Adjusted diluted earnings per share	$0.85	$0.67

Selected Executive Search Data
Revenue before reimbursements (net revenue)	$238.2	$210.0
Ending number of consultants	420	415
Annualized consultant productivity	$2.3	$2.0
Average revenue per executive search	$162	$151
Confirmations (% increase/decrease)	5.2%	(1.6)%

Selected On-Demand Talent Data
Revenue before reimbursements (net revenue)	$47.9	$41.9

Selected Heidrick Consulting Data
Revenue before reimbursements (net revenue)	$31.2	$26.8
Ending number of consultants	90	85

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliations of Net Income (Loss) and Adjusted Net Income, and Reconciliations of Operating Income (Loss) to Adjusted EBITDA at the end of this press release for more information.

2025 Second Quarter Results

Consolidated net revenue increased, 13.9%, or $38.6 million, to $317.2 million in the 2025 second quarter compared to consolidated net revenue of $278.6 million in the 2024 second quarter (up 12.4%, or $34.5 million on a constant currency basis). The revenue increase was driven by year-over-year growth in each of the Company’s lines of business — Executive Search, On-Demand Talent, and Heidrick Consulting.

2025 second quarter net income was $21.1 million and diluted earnings per share was $0.99 which included acquisition-related earnout and contingent compensation fair value adjustments of $4.4 million related to the On-Demand Talent and Heidrick Consulting segments. Excluding these adjustments, 2025 second quarter adjusted net income was $18.1 million compared to adjusted net income of $14.1 million in the 2024 second quarter, reflecting goodwill impairment, restructuring charges and earnout and contingent compensation fair value adjustments. 2025 second quarter adjusted diluted earnings per share was $0.85 compared to $0.67 in the 2024 second quarter.

Adjusted EBITDA increased $5.0 million to $33.9 million in the 2025 second quarter compared to $28.8 million in the 2024 second quarter, and 2025 second quarter adjusted EBITDA margin expanded 40 basis points to 10.7% compared to 10.3% in the 2024 second quarter.

Executive Search net revenue was $238.2 million in the 2025 second quarter compared to net revenue of $210.0 million in the 2024 second quarter, an increase of $28.2 million, or 13.4% (up $26.1 million, or 12.4% on a constant currency basis). The higher revenue versus the year-ago period was driven by increases in all regions including 8.9% in the Americas (up 9.3% on a constant currency basis), 30.9% in Europe (up 24.1% on a constant currency basis), and 12.0% in Asia Pacific (up 11.8% on a constant currency basis) when compared to the 2024 second quarter.

Adjusted EBITDA increased $1.9 million to $54.6 million in the 2025 second quarter compared to $52.7 million in the 2024 second quarter, and 2025 second quarter adjusted EBITDA margin was 22.9% compared to 25.1% in the 2024 second quarter.

On-Demand Talent net revenue increased $6.0 million, or 14.3%, to $47.9 million in the 2025 second quarter compared to net revenue of $41.9 million in the 2024 second quarter (up $4.7 million, or 11.3% on a constant currency basis).

Adjusted EBITDA was $1.0 million in the 2025 second quarter compared to a loss of $1.6 million in the 2024 second quarter, and Adjusted EBITDA margin was 2.1% compared to (3.9)% in the 2024 second quarter.

Heidrick Consulting net revenue increased $4.4 million, or 16.6%, to $31.2 million in the 2025 second quarter compared to net revenue of $26.8 million in the 2024 second quarter (up $3.7 million, or 13.8% on a constant currency basis).

Adjusted EBITDA was $0.6 million in the 2025 second quarter compared to a loss of $1.4 million in the 2024 second quarter, and Adjusted EBITDA margin grew to 1.8% compared to (5.2)% in the 2024 second quarter.

Dividend

The Board of Directors declared a 2025 third quarter cash dividend of $0.15 per share payable on August 28, 2025, to shareholders of record at the close of business on August 14, 2025.

2025 Third Quarter Outlook

The Company expects 2025 third quarter consolidated net revenue between $295 million and $315 million, which may be impacted by external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions. In addition, this outlook is based on the average currency rates in June 2025 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, and consultant retention along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its second quarter results today, August 4, 2025, at 5:00 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (800) 715 9871 or (646) 307-1963, conference ID #4805686. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is the world’s foremost advisor on executive leadership, driving superior client performance through premier human capital leadership advisory services. For more than 70 years, we’ve delivered value for our clients by leveraging unrivaled expertise to help organizations discover and enable outstanding leaders and teams. Learn more at www.heidrick.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, and net revenue excluding the impact of exchange rate fluctuations (referred to as constant currency). These measures are presented because management uses this information to monitor and evaluate financial results and allocate resources. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted net income and adjusted diluted earnings per share are net income and diluted earnings per share excluding goodwill impairment, restructuring charges and earnout and acquisition contingent compensation fair value adjustments, net of tax.

Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the third quarter of 2025. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability; the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine, the conflict between Israel and Hamas and any broader regional conflict in the

Middle East, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; the impact from actions by the U.S. presidential administration and Congress; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading "Risk Factors" in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Vance Edelson
Vance.Edelson@icrinc.com

Media:
Bianca Wilson, Global Director, Public Relations
bwilson@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2025	2024	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$317,248	$278,626	$38,622	13.9%
Reimbursements	4,660	4,251	409	9.6%
Total revenue	321,908	282,877	39,031	13.8%

Operating expenses
Salaries and benefits	209,203	177,892	31,311	17.6%
General and administrative expenses	42,184	46,453	(4,269)	(9.2)%
Cost of services	34,594	29,696	4,898	16.5%
Research and development	6,037	5,605	432	7.7%
Impairment charges	—	16,224	(16,224)	(100.0)%
Restructuring charges	—	6,939	(6,939)	(100.0)%
Reimbursed expenses	4,660	4,251	409	9.6%
Total operating expenses	296,678	287,060	9,618	3.4%

Operating income (loss)	25,230	(4,183)	29,413	NM

Non-operating income
Interest, net	2,639	2,612
Other, net	3,276	997
Net non-operating income	5,915	3,609

Income (loss) before income taxes	31,145	(574)

Provision for income taxes	10,072	4,583

Net income (loss)	21,073	(5,157)

Other comprehensive income (loss), net of tax	6,519	(2,094)

Comprehensive income (loss)	$27,592	$(7,251)

Weighted-average common shares outstanding
Basic	20,649	20,259
Diluted	21,215	20,259

Earnings (loss) per common share
Basic	$1.02	$(0.25)
Diluted	$0.99	$(0.25)

Salaries and benefits as a % of net revenue	65.9%	63.8%
General and administrative expenses as a % of net revenue	13.3%	16.7%
Cost of services as a % of net revenue	10.9%	10.7%
Research and development as a % of net revenue	1.9%	2.0%
Operating margin	8.0%	(1.5)%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2025	2024	$ Change	% Change	2025 Margin[1]	2024 Margin[1]
Revenue
Executive Search
Americas	$160,170	$147,078	$13,092	8.9%
Europe	52,451	40,082	12,369	30.9%
Asia Pacific	25,553	22,807	2,746	12.0%
Total Executive Search	238,174	209,967	28,207	13.4%
On-Demand Talent	47,866	41,895	5,971	14.3%
Heidrick Consulting	31,208	26,764	4,444	16.6%
Revenue before reimbursements (net revenue)	317,248	278,626	38,622	13.9%
Reimbursements	4,660	4,251	409	9.6%
Total revenue	$321,908	$282,877	$39,031	13.8%

Adjusted EBITDA
Executive Search
Americas	$46,655	$48,112	$(1,457)	(3.0)%	29.1%	32.7%
Europe	5,388	2,840	2,548	89.7%	10.3%	7.1%
Asia Pacific	2,507	1,740	767	44.1%	9.8%	7.6%
Total Executive Search	54,550	52,692	1,858	3.5%	22.9%	25.1%
On-Demand Talent	1,028	(1,629)	2,657	163.1%	2.1%	(3.9)%
Heidrick Consulting	555	(1,395)	1,950	139.8%	1.8%	(5.2)%
Total segments	56,133	49,668	6,465	13.0%	17.7%	17.8%
Research and Development	(4,638)	(4,781)	143	3.0%	(1.5)%	(1.7)%
Global Operations Support	(17,643)	(16,076)	(1,567)	(9.7)%	(5.6)%	(5.8)%
Total Adjusted EBITDA	$33,852	$28,811	$5,041	17.5%	10.7%	10.3%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2025	2024	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$600,826	$543,823	$57,003	10.5%
Reimbursements	8,524	8,152	372	4.6%
Total revenue	609,350	551,975	57,375	10.4%

Operating expenses
Salaries and benefits	398,678	352,305	46,373	13.2%
General and administrative expenses	83,608	87,816	(4,208)	(4.8)%
Cost of services	64,653	57,128	7,525	13.2%
Research and development	12,429	11,320	1,109	9.8%
Impairment charges	—	16,224	(16,224)	(100.0)%
Restructuring charges	—	6,939	(6,939)	(100.0)%
Reimbursed expenses	8,524	8,152	372	4.6%
Total operating expenses	567,892	539,884	28,008	5.2%

Operating income	41,458	12,091	29,367	242.9%

Non-operating income
Interest, net	6,594	6,698
Other, net	710	3,568
Net non-operating income	7,304	10,266

Income before income taxes	48,762	22,357

Provision for income taxes	14,383	13,482

Net income	34,379	8,875

Other comprehensive income (loss), net of tax	9,021	(6,185)

Comprehensive income	$43,400	$2,690

Weighted-average common shares outstanding
Basic	20,557	20,202
Diluted	21,333	21,061

Earnings per common share
Basic	$1.67	$0.44
Diluted	$1.61	$0.42

Salaries and benefits as a % of net revenue	66.4%	64.8%
General and administrative expenses as a % of net revenue	13.9%	16.1%
Cost of services as a % of net revenue	10.8%	10.5%
Research and development as a % of net revenue	2.1%	2.1%
Operating margin	6.9%	2.2%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024	$ Change	% Change	2025 Margin[1]	2024 Margin[1]
Revenue
Executive Search
Americas	$304,574	$283,757	$20,817	7.3%
Europe	97,842	81,563	16,279	20.0%
Asia Pacific	49,148	46,128	3,020	6.5%
Total Executive Search	451,564	411,448	40,116	9.7%
On-Demand Talent	90,430	79,752	10,678	13.4%
Heidrick Consulting	58,832	52,623	6,209	11.8%
Revenue before reimbursements (net revenue)	600,826	543,823	57,003	10.5%
Reimbursements	8,524	8,152	372	4.6%
Total revenue	$609,350	$551,975	$57,375	10.4%

Adjusted EBITDA
Executive Search
Americas	$90,877	$89,983	$894	1.0%	29.8%	31.7%
Europe	10,430	6,193	4,237	68.4%	10.7%	7.6%
Asia Pacific	5,542	4,935	607	12.3%	11.3%	10.7%
Total Executive Search	106,849	101,111	5,738	5.7%	23.7%	24.6%
On-Demand Talent	1,428	(2,550)	3,978	156.0%	1.6%	(3.2)%
Heidrick Consulting	(1,541)	(3,422)	1,881	55.0%	(2.6)%	(6.5)%
Total segments	106,736	95,139	11,597	12.2%	17.8%	17.5%
Research and Development	(9,262)	(9,706)	444	4.6%	(1.5)%	(1.8)%
Global Operations Support	(34,500)	(30,754)	(3,746)	(12.2)%	(5.7)%	(5.7)%
Total Adjusted EBITDA	$62,974	$54,679	$8,295	15.2%	10.5%	10.1%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$21,073	$(5,157)	$34,379	$8,875

Adjustments
Acquisition related earnout and contingent compensation fair value adjustments, net of tax	(2,980)	749	(2,095)	749
Impairment charges, net of tax	—	14,190	—	14,190
Restructuring charges, net of tax	—	4,291		4,291
Total adjustments	(2,980)	19,230	(2,095)	19,230

Adjusted net income	$18,093	$14,073	$32,284	$28,105

Weighted-average common shares outstanding
Basic	20,649	20,259	20,557	20,202
Diluted	21,215	20,865	21,333	21,061

Earnings (loss) per common share
Basic	$1.02	$(0.25)	$1.67	$0.44
Diluted	$0.99	$(0.25)	$1.61	$0.42

Adjusted earnings per common share
Basic	$0.88	$0.69	$1.57	$1.39
Diluted	$0.85	$0.67	$1.51	$1.33

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024

Current assets
Cash and cash equivalents	$211,172	$515,627
Marketable securities	188,355	47,896
Accounts receivable, net	210,577	134,331
Prepaid expenses	30,436	28,718
Other current assets	48,200	39,935
Income taxes recoverable	10,868	6,470
Total current assets	699,608	772,977

Non-current assets
Property and equipment, net	54,687	51,685
Operating lease right-of-use assets	82,282	83,518
Assets designated for retirement and pension plans	11,361	9,976
Investments	69,160	58,290
Other non-current assets	26,395	25,500
Goodwill	142,635	137,861
Other intangible assets, net	10,539	12,483
Deferred income taxes	44,378	41,898
Total non-current assets	441,437	421,211

Total assets	$1,141,045	$1,194,188

Current liabilities
Accounts payable	$25,834	$25,088
Accrued salaries and benefits	251,668	353,531
Deferred revenue	58,859	51,085
Operating lease liabilities	18,225	17,653
Other current liabilities	65,898	21,369
Income taxes payable	9,402	14,287
Total current liabilities	429,886	483,013

Non-current liabilities
Accrued salaries and benefits	40,789	58,547
Retirement and pension plans	84,999	72,138
Operating lease liabilities	86,914	83,152
Other non-current liabilities	4,527	42,905
Deferred income taxes	1,439	1,616
Total non-current liabilities	218,668	258,358

Total liabilities	648,554	741,371

Stockholders’ equity	492,491	452,817

Total liabilities and stockholders’ equity	$1,141,045	$1,194,188

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2025	2024
Cash flows - operating activities
Net income (loss)	$21,073	$(5,157)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,015	3,910
Deferred income taxes	509	(2,246)
Stock-based compensation expense	3,987	3,465
Accretion expense related to earnout payments	536	469
Gain on marketable securities	(1,702)	(441)
Loss on disposal of property and equipment	19	247
Impairment charges	—	16,224
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(23,178)	(14,717)
Accounts payable	980	(255)
Accrued expenses	72,256	57,843
Restructuring accrual	(461)	4,386
Deferred revenue	1,628	(2,624)
Income taxes recoverable and payable, net	(11,471)	645
Retirement and pension plan assets and liabilities	(702)	347
Prepaid expenses	4,097	3,339
Other assets and liabilities, net	(3,976)	(2,913)
Net cash provided by in operating activities	68,610	62,522

Cash flows - investing activities
Capital expenditures	(3,906)	(10,365)
Purchases of marketable securities and investments	(177,487)	(109,862)
Proceeds from sales of marketable securities and investments	104,106	289
Net cash used in investing activities	(77,287)	(119,938)

Cash flows - financing activities
Cash dividends paid	(3,251)	(3,182)
Payment of employee tax withholdings on equity transactions	(887)	(885)
Net cash used in financing activities	(4,138)	(4,067)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	12,119	(1,426)

Net decrease in cash, cash equivalents and restricted cash	(696)	(62,909)
Cash, cash equivalents and restricted cash at beginning of period	212,138	252,831
Cash, cash equivalents and restricted cash at end of period	$211,442	$189,922

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows - operating activities
Net income	$34,379	$8,875
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,862	8,700
Deferred income taxes	(1,374)	(2,333)
Stock-based compensation expense	6,497	6,109
Accretion expense related to earnout payments	1,017	935
Gain on marketable securities	(2,650)	(980)
Loss on disposal of property and equipment	26	261
Impairment charges	—	16,224
Changes in assets and liabilities:
Accounts receivable	(68,787)	(55,842)
Accounts payable	(1,530)	(2,324)
Accrued expenses	(127,064)	(124,747)
Restructuring accrual	(1,425)	4,386
Deferred revenue	5,975	(673)
Income taxes recoverable and payable, net	(9,625)	5,368
Retirement and pension plan assets and liabilities	6,030	5,800
Prepaid expenses	(576)	(4,652)
Other assets and liabilities, net	(14,369)	(6,009)
Net cash used in operating activities	(163,614)	(140,902)

Cash flows - investing activities
Capital expenditures	(6,640)	(16,538)
Purchases of marketable securities and investments	(296,206)	(115,262)
Proceeds from sales of marketable securities and investments	152,431	66,574
Net cash used in investing activities	(150,415)	(65,226)

Cash flows - financing activities
Debt issuance costs	(360)	—
Cash dividends paid	(6,447)	(6,398)
Payment of employee tax withholdings on equity transactions	(3,776)	(3,747)
Net cash used in financing activities	(10,583)	(10,145)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	20,241	(6,423)

Net decrease in cash, cash equivalents and restricted cash	(304,371)	(222,696)
Cash, cash equivalents and restricted cash at beginning of period	515,813	412,618
Cash, cash equivalents and restricted cash at end of period	$211,442	$189,922

Heidrick & Struggles International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue before reimbursements (net revenue)	$317,248	$278,626	$600,826	$543,823

Net income (loss)	21,073	(5,157)	34,379	8,875
Interest, net	(2,639)	(2,612)	(6,594)	(6,698)
Other, net	(3,276)	(997)	(710)	(3,568)
Provision for income taxes	10,072	4,583	14,383	13,482
Operating income (loss)	25,230	(4,183)	41,458	12,091

Adjustments
Depreciation	3,428	1,990	6,607	4,483
Intangible amortization	1,587	1,920	3,255	4,217
Earnout accretion	536	469	1,017	935
Earnout fair value adjustments	(3,257)	1,211	(2,315)	1,211
Acquisition contingent consideration	1,566	3,285	4,387	5,273
Deferred compensation plan	5,198	956	4,840	3,306
Reorganization costs	(436)	—	3,725	—
Impairment charges	—	16,224	—	16,224
Restructuring charges	—	6,939	—	6,939
Total adjustments	8,622	32,994	21,516	42,588

Adjusted EBITDA	$33,852	$28,811	$62,974	$54,679
Adjusted EBITDA margin	10.7%	10.3%	10.5%	10.1%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2025
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$238,174	$47,866	$31,208	$—	$—	$317,248

Operating income (loss)[1]	48,200	3,198	(1,557)	(6,037)	(18,574)	25,230

Adjustments
Depreciation	1,329	196	233	1,501	169	3,428
Intangible amortization	11	1,279	297	—	—	1,587
Earnout accretion	—	479	57	—	—	536
Earnout fair value adjustments	—	(3,419)	162	—	—	(3,257)
Acquisition contingent compensation	—	293	1,273	—	—	1,566
Deferred compensation plan	5,010	2	90	84	12	5,198
Reorganization costs	—	(1,000)	—	(186)	750	(436)
Total adjustments	6,350	(2,170)	2,112	1,399	931	8,622

Adjusted EBITDA	$54,550	$1,028	$555	$(4,638)	$(17,643)	$33,852
Adjusted EBITDA margin	22.9%	2.1%	1.8%	(1.5)%	(5.6)%	10.7%

	Three Months Ended June 30, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$209,967	$41,895	$26,764	$—	$—	$278,626

Operating income (loss)[1]	46,821	(21,695)	(6,530)	(5,605)	(17,174)	(4,183)

Adjustments
Depreciation	863	117	82	809	119	1,990
Intangible amortization	20	1,533	367	—	—	1,920
Earnout accretion	—	409	60	—	—	469
Earnout fair value adjustments	—	1,125	86	—	—	1,211
Acquisition contingent compensation	295	1,835	1,155	—	—	3,285
Deferred compensation plan	920	—	18	15	3	956
Impairment charges	1,463	14,761	—	—	—	16,224
Restructuring charges	2,310	286	3,367	—	976	6,939
Total adjustments	5,871	20,066	5,135	824	1,098	32,994

Adjusted EBITDA	$52,692	$(1,629)	$(1,395)	$(4,781)	$(16,076)	$28,811
Adjusted EBITDA margin	25.1%	(3.9%)	(5.2%)	(1.7)%	(5.8)%	10.3%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Six Months Ended June 30, 2025
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$451,564	$90,430	$58,832	$—	$—	$600,826

Operating income (loss)[1]	98,708	(2,436)	(5,384)	(12,429)	(37,001)	41,458

Adjustments
Depreciation	2,505	404	441	2,938	319	6,607
Intangible amortization	22	2,569	664	—	—	3,255
Earnout accretion	—	906	111	—	—	1,017
Earnout fair value adjustments	—	(2,477)	162	—	—	(2,315)
Acquisition contingent compensation	—	2,210	2,177	—	—	4,387
Deferred compensation plan	4,661	2	86	79	12	4,840
Reorganization costs	953	250	202	150	2,170	3,725
Total adjustments	8,141	3,864	3,843	3,167	2,501	21,516

Adjusted EBITDA	$106,849	$1,428	$(1,541)	$(9,262)	$(34,500)	$62,974
Adjusted EBITDA margin	23.7%	1.6%	(2.6%)	(1.5%)	(5.7)%	10.5%

	Six Months Ended June 30, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$411,448	$79,752	$52,623	$—	$—	$543,823

Operating income (loss)[1]	92,353	(26,544)	(10,372)	(11,320)	(32,026)	12,091

Adjustments
Depreciation	2,104	248	279	1,563	289	4,483
Intangible amortization	37	3,368	812	—	—	4,217
Earnout accretion	—	815	120	—	—	935
Earnout fair value adjustments	—	1,125	86	—	—	1,211
Acquisition contingent compensation	(335)	3,391	2,217	—	—	5,273
Deferred compensation plan	3,179	—	69	51	7	3,306
Impairment charges	1,463	14,761	—	—	—	16,224
Restructuring charges	2,310	286	3,367	—	976	6,939
Total adjustments	8,758	23,994	6,950	1,614	1,272	42,588

Adjusted EBITDA	$101,111	$(2,550)	$(3,422)	$(9,706)	$(30,754)	$54,679
Adjusted EBITDA margin	24.6%	(3.2%)	(6.5%)	(1.8%)	(5.7%)	10.1%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.